PCS Edventures, Inc. 345 Bobwhite Ct. Suite 200 Boise, ID 83706 (800) 429-3110 http://www.edventures.com

PCS Announces Subsidiary Sale

BOISE, Idaho – September 9, 2013 – PCS Edventures!.com, Inc., (PCSV) a leading provider of K-12 programs focused on Science, Technology, Engineering and Mathematics (STEM) today announced the sale of its Labmentors Canadian subsidiary to JAK, Ltd., a Canadian company, for $150,000 to be through the assumption of liabilities and a long term promissory note.

Labmentors provides guided, on-line labs for web-based information technology training and certification servicing customers such as Devry and Cengage. PCS acquired the subsidiary in November of 2005.

Robert Grover, PCS CEO, said “We have enjoyed the relationship with Labmentors and look forward to continuing to work closely with them on future projects that may be mutually beneficial. We are confident that the continued narrowing of our focus on K12 STEM and PCS Robotics programs is the optimum path for our company.”

Joseph Khoury, President of Labmentors and CEO of JAK, Ltd., said “Labmentors has big plans for refining our business model and taking our lab certification programs to the next level. We have benefitted from the long term relationship with PCS and will look forward to pursuing joint opportunities with them in the future should they arise.”

The transaction will strengthen the PCS balance sheet through the elimination of nearly $100,000 in liabilities as well as streamline internal operations and accounting processes.

To learn more about PCSV visit https://www.edventures.com/investors

About PCS Edventures!

PCS Edventures!.com, Inc. (PCS) designs and delivers educational products and services to the K-12 market that develop 21st century skills. PCS programs emphasize hands-on experiences in Science, Technology, Engineering and

Math (STEM) and have been deployed at over 7,000 sites in all 50 United

States and 17 foreign countries. Additional information on our products is available at
http://www.edventures.com.

PCS Edventures, headquartered in Boise, Idaho, is listed on the OTC Markets
(OTCQB) under the symbol “PCSV.”

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This press release contains forward-looking statements within the meaning of

Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act

of 1934, actual results could differ materially from such statements.

Contact Information:

Financial Contact: Shannon Hull 1.800.429.3110, Shannon@edventures.com

Investor Contact: Jolene Anderson 1.800.429.3110, Jolene@edventures.com

Investor Relations Web Site: www.edventures.com/investors

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